UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of report (Date of earliest event reported): July 2, 2004

                               Denny's Corporation
                               -------------------
             (Exact name of registrant as specified in its charter)

            Delaware               0-18051               13-3487402
        ---------------          ------------          --------------
        (State or other          (Commission           (IRS Employer
        jurisdiction of          File Number)          Identification
        incorporation)                                      No.)

          203 East Main Street, Spartanburg, SC            29319-0001
        -----------------------------------------          ----------
         (Address of Principal Executive Offices)          (Zip Code)



       Registrant's telephone number, including area code: (864) 597-8000



          _____________________________________________________________
          (Former name or former address, if changed since last report)




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Item 5.      Other Events and Required FD Disclosure.

          As previously announced, on July 7, 2004, Denny's Corporation (the "Company") completed a private placement of shares of its common stock. In connection with that transaction, the Board of Directors amended that certain Rights Agreement dated as of December 15, 1998 between the Company and Continental Stock Transfer and Trust Company (the "Rights Agreement"). Amendment No. 1 to the Rights Agreement is filed herewith as Exhibit 99.1.


Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

       (a)   Not Applicable

       (b)   Not Applicable

       (c)   Exhibits.

       The exhibit listed below and in the accompanying Exhibit Index is filed as part of this Current Report on Form 8-K.

      Exhibit No.                   Description
      ----------                    -----------

      99.1                          Amendment No. 1 dated July 2, 2004 to the
                                    Rights Agreement





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             DENNY'S CORPORATION



                             By:  /s/ Rhonda J. Parish
                                  ---------------------------------------------
                                  Rhonda J. Parish
                                  Executive Vice President, General Counsel and Secretary


Date: July 20, 2004


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                                  EXHIBIT INDEX


Exhibit No.          Description
----------           -----------

  99.1               Amendment No. 1 dated July 2, 2004 to the Rights Agreement





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                                                                   Exhibit 99.1


                               AMENDMENT NO. 1 TO
                                RIGHTS AGREEMENT


                  THIS AMENDMENT NO. 1 (this "Amendment") to that certain Rights Agreement, dated as of December 15, 1998 (the "Agreement"), between Denny's Corporation, formerly known as Advantica Restaurant Group, Inc., a Delaware corporation (the "Corporation"), and Continental Stock Transfer & Trust Company, a New York corporation (the "Rights Agent"), is made and entered into as of the 2nd day of July, 2004.

                                   WITNESSETH

                  WHEREAS, the Corporation proposes to enter into Subscription Agreements with certain accredited institutional investors (together, the "Private Placement Investors"), pursuant to which the Private Placement Investors would purchase from the Corporation shares of the Corporation's common stock, par value $.01 per share (the "Common Shares"), respectively (together, the "Private Placements"); and

                  WHEREAS, the Board has determined that it is necessary and desirable, and in the best interests of the Corporation and its stockholders, to amend, pursuant to Section 27 of the Agreement, the Agreement in connection with the consummation of the Private Placements, and the Board, at a meeting duly called and held on July 2, 2004, approved this Amendment.

                  NOW, THEREFORE, in consideration of the foregoing, the mutual agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. For convenience of reference, it is hereby confirmed that in each instance in which the name Advantica Restaurant Group, Inc. appears in the Agreement, such term shall mean Denny's Corporation.

         2. Section 1(a) of the Agreement is amended by adding the following sentence at the end thereof:

         In addition, notwithstanding the foregoing, the term "Acquiring Person" shall not include any Person who becomes the Beneficial Owner of 15% or more of the then outstanding Common Shares as a result of the purchase of Common Shares, pursuant to any one of those certain Subscription Agreements, dated as of July 6, 2004 between the Corporation and certain accredited institutional investors, as approved by the Board of Directors of the Corporation on July 2, 2004, unless and until, subject to the other limitations of this Agreement, but notwithstanding Section 1(a)(A)(v) above, such time thereafter as any such Person shall become the Beneficial Owner of any additional Common Shares other than by


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         means of a stock dividend, stock split or otherwise as a result of the acquisition of additional Common Shares directly from the Corporation.

         3. Section 1(r) of the Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

            (r) "Shares Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to the Exchange Act) by the Corporation or an Acquiring Person that an Acquiring Person has become such; provided that, if such Person is determined not to have become an Acquiring Person pursuant to Section 1(a)(B)(Y) or the last sentence of
         Section 1(a) hereof, then no Shares Acquisition Date shall be deemed to have occurred.

         4. Terms used herein without definition shall have the meanings assigned to them in the Agreement. Other than as amended hereby, all other provisions of the Agreement shall remain in full force and effect.




                            [SIGNATURES ON NEXT PAGE]


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed and attested as of the day and year first written above.


                                DENNY'S CORPORATION


                                By:    /s/ Rhonda J. Parish
                                       ----------------------------------------
                                Name:  Rhonda J. Parish
                                Title: Executive Vice President, General Counsel
                                       and Secretary



                                CONTINENTAL STOCK TRANSFER &
                                     TRUST COMPANY


                                By:    /s/ R. Bernhammer
                                       ----------------------------------------
                                Name:  R. Bernhammer
                                Title: Vice President